Exhibit 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report of SmartKem, Inc. (the “Company”) on Form 10-Q for the three month period ended September 30, 2022 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Nigel Prue, Chief Accounting Officer of the Company, hereby certifies, to the knowledge of the undersigned, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2022

J.

	By:	/s/ Nigel Prue
	Name:	Nigel Prue
	Title:	Chief Accounting Officer